Exhibit 11.2

[Translation]

Procedures for Controlling Insider Trading

Established: September 3, 2018

Revised: June 3, 2019

Revised: April 1, 2020

Revised: April 28, 2020

Revised: October 1, 2020

Revised: May 25, 2021

Revised: November 22, 2021

Revised: June 22, 2022

Revised: June 20, 2023

Revised: April 1, 2025

Chapter 1 Basic matters

Section 1 Purpose

The purpose of this procedure is to prevent insider trading by establishing specific procedures for the management of insider information and for personal trading of shares, bonds, etc. by employees, etc. of Mizuho Financial Group, Inc.

Section 2 Overview of Insider Trading Regulation

SUBSECTION 1. REGULATION SUMMARY

1.	Prohibited Acts of Company Insiders (Article 166 of the Financial Instruments and Exchange Act)

The regulation that a person who comes to know an undisclosed material fact concerning the business, etc. of an issuing company (listed companies, listed REITs, etc. hereinafter referred to as a “listed company, etc.”) (including a material fact of its subsidiary company) may not make a purchase or sale, etc. of securities, etc. of listed companies, etc. until the material fact is disclosed.

2.	Prohibited Acts of Persons Concerned with Tender Offers, etc. (Article 167 of the Financial Instruments and Exchange Act)

The regulation that a person who comes to know a fact concerning the implementation or suspension of a tender offer or any other act equivalent thereto with regard to securities, etc. of a listed company, etc. may not make a purchase or sale, etc. of the securities, etc. of listed companies, etc. until the fact is made public.

3.	Prohibition of Communication of Undisclosed Material Facts and Recommending Transactions (Article 167-2 of the Financial Instruments and Exchange Act)

The regulation that a person who comes to know an undisclosed material fact concerning the business, etc. of a listed company, etc. (including a material fact concerning its subsidiary company) must not, prior to the disclosure of the material fact, communicate the material fact to another person with the purpose of causing the other person to gain profits or to avoid the occurrence of the loss of the other person, or recommend the other person to make a purchase or sale, etc. of securities, etc. of listed companies, etc.;

SUBSECTION 2. INTENTION OF REGULATIONS

Insider trading refers to the dissemination or use of information by officers and related persons of a listed company, etc. that have easy access to insider information (SUBSECTION 3.3.) of the company and by financial institutions, such as banks, for the purpose of buying and selling shares, etc. or having them bought and sold, using such information that is unknown to general investors. (It does not matter whether they made a profit from the transaction.)

Insider trading and illegal communication and use of insider information seriously undermine confidence in the securities market and are subject to severe punishment, including criminal and administrative penalties. Insider trading is always exposed in investigations by authorities, etc., and as a person engaged in financial business, it is an act that should never be done in terms of professional ethics.

SUBSECTION 3 DEFINITIONS

1.	Insider Information

Insider information refers to material facts and facts of tender offers, etc. that have not been disclosed and that are specified in Article 166, paragraph (2) of the Financial Instruments and Exchange Act and Article 167, paragraph (2) of that Act as information that significantly affects investment decisions on securities, etc. issued by a listed company, etc.

2.	Corporate Information

Corporate information refers to important undisclosed information concerning the operation, business or property of a listed company, etc. that is found to affect the customers’ investment decisions, as well as information specified in Article 1, paragraph (4), item (14) of the Cabinet Office Ordinance on Financial Instruments Business, etc. as undisclosed information concerning the implementation of a tender offer, an equivalent purchase of share certificates, etc. and a tender offer for treasury shares, etc. including insider information above, which covers a wider range of information than insider information above.

3.	Insider Information

Because the banks and the financial instruments business operators in our group are in a position to possibly obtain insider information above and corporate information in their business, they and their employees, etc. are prohibited, by the Financial Instruments and Exchange Act, from buying and selling the securities, etc. on their own account based on the corporate information and from soliciting the customers to buy and sell the securities, etc. by providing the corporate information, and are required to appropriately manage corporate information, in addition to being required to comply with the insider trading regulations.

For this reason, our company will also manage corporate information, including insider information above, as “insider information.”

Insider information pertaining to a foreign listed company (a company listed on a foreign exchange) shall be limited to cases where such information clearly falls under the category of information subject to foreign insider trading regulations, such as when it is clearly indicated by the information provider (transmission source office), etc.

(Note)Insider information is not only one provided by other companies but also one about the company itself (our company and group companies that are listed).

[Refer to “List and explanation of items such as insider information” on the bulletin board (FG) for the procedure and scope of confirmation of insider information].

[Omitted]

Chapter 3 Rules for Personal Trading of Shares, Bonds, etc. by Employees, etc.

Section 1 Purpose

The purpose of these rules are to prevent the employees, etc. from insider trading of shares, bonds, etc. for themselves and transactions of securities, etc. for the purpose of pursuing speculative profits.

Section 2 Definitions

The definitions of terms in these rules are as follows:

SUBSECTION 1 EMPLOYEES, ETC.

1.

The term “Employees, etc.” means persons directly employed by our company, which includes Executive Director, commissioned, part-time), seconded recipients, and persons dispatched by dispatching companies to carry out the business of our company.

2.	Those who have left our company or have been seconded or sent to our company for one year or less are also subject to these rules.

(1)	For temporary employees, the application set forth in Section 6 below may be made orally.

(2)	The application set forth in Section 6 below is not required for employees, etc. within one year after leaving our company.

3.	Officers are subject to the Regulations on Financial Transactions of Officers.

4.	Employees, etc. concurrently serving as other group companies, etc. shall follow the individual rules pertaining to the concurrent employees, such as following the rules of the concurrent employees.

SUBSECTION 2 SHARES, BONDS, ETC.

“Shares, Bonds, etc.” means share certificates, share option certificates, corporate bond certificates, etc. (Note).

From the viewpoint of preventing unfair trade, it includes those issued by unlisted companies and those issued overseas.

(Note)“Specified Securities, etc.” as defined in Article 163 of the Financial Instruments and Exchange Act and “Share Certificates, etc.” as defined in Article 167 of that Act;

SUBSECTION 3 TRADING, ETC.

The term “Trading, etc.” means the “Purchase and Sale, etc.” as defined in Article 166 of the Financial Instruments and Exchange Act and the “Purchase, etc.” and “Sale, etc.” as defined in Article 167 of that Act. In the case of the purchase and sale or other transfer or acquisition for value of shares, bonds, etc., such shares, bonds, etc. are included in the purchase and sale, etc. regardless of whether they are newly issued or already issued.

SUBSECTION 4 PERSONL TRADING

1.	The term “Personal Trading” means (1) trading, etc. in one’s own name and (2) trading, etc. in the name of a third party in which an employee, etc. is involved.

*

Trading, etc. in the name of a third party in which an employee, etc. is involved referred to in (2) means the case where the employee, etc. himself/herself has made a de facto decision on the shares, bonds, etc. subject to the trading, etc., or the employee, etc. has made a recommendation to the third party, even if the trading, etc. is in the name of a third party such as a dependent of the employee, etc. or a relative living with the employee, etc.

2.

With regard to transactions related to shares of Mizuho Financial Group, Inc., through the member shareholding association, as follows (Attachment (Personal Trading of Mizuho Shares, etc. | JTB0103060700000000A001.xlsx))

(1)

Continuous purchase of a fixed amount through the member shareholding association, withdrawal of shares from the member shareholding association (except when selling after withdrawal), and sale of less than one trading unit of the shares upon automatic withdrawal due to loss of membership in the member shareholding association shall not be subject to personal trading.

(2)

Change in the number of units of the member shareholding association, new membership, sale of less than one trading unit of the shares (except for automatic withdrawal due to loss of membership in the member shareholding association) and purchase by extraordinary contribution is referred to as “change in the number of units”

A,

If Executive Directors, General Managers, or employees, etc. belonging to designated departments, which includes those who have been transferred or retired from the departments for one year or less make a change in the number of units, they shall apply to the General Manager of the department (or the Officer in charge of the department) in advance in accordance with the procedures set forth in Section 4, SUBSECTION 2 below.

B,	If employees, etc. other than A above make a change in the number of units, the procedures in this chapter are unnecessary.

(3)

If the shares are sold after withdrawal of shares from the member shareholding association, or at the time of withdrawal of the member shareholding association (whether voluntary withdrawal or automatic withdrawal due to loss of membership) shall be subject to the trading restrictions on Mizuho shares, etc. set forth in Section 4 below.

SUBSECTION 5 INSIDER INFORMATION

“Insider Information” means information related to corporations including Insider Information (Note).

(Note)Meaning a material fact as prescribed in Article 166, paragraph (2) of the Financial Instruments and Exchange Act that has not yet been disclosed, or a fact as prescribed in Article 167, paragraph (2) of that Act that has not yet been disclosed;

SUBSECTION 6 MIZUHO SHARES, ETC.

The term “Mizuho Shares, etc.” means shares, etc. of consolidated subsidiaries and equity-method affiliates (including American Depositary Receipts (ADR) backed by Mizuho Financial Group shares) listed in the securities reports, etc. of Mizuho Financial Group, Inc., Orient Corporation, Mizuho Leasing, Inc., Mizuho Bank, Mizuho Trust & Banking, and Mizuho Securities, Inc., and Mizuho Financial Group, Inc.

SUBSECTION 7 DESIGNATED DEPARTMENT

The term “Designated Department” means a department designated in Section 8, Item 1 (1) below as a department that may constantly obtain insider information pertaining to Mizuho shares, etc.

Section 3 Prohibited Matters

SUBSECTION 1	PROHIBITION OF PERSONAL TRADING WITH KNOWLEDGE OF INSIDER INFORMATION

(1)	Prohibition of insider trading

Under no circumstances shall an employee, etc. conduct a personal trading of shares, bonds, etc. of a company subject to insider information while knowing such insider information. Insider trading using someone else’s name or fictitious name is also prohibited.

(2)	Prohibition of transmission of insider information and recommendation of trading

Employees, etc. shall not engage in the following acts for the purpose of making a third party gain profit or avoid loss, while knowing insider information, etc.

•	To transmit insider information

•	Encouraging the sale and purchase of stocks and bonds of companies subject to insider information.*

*	Even if insider information itself is not communicated, insider trading violates laws and regulations.

SUBSECTION 2	PROHIBITION OF PERSONAL TRADING BY USE OF OFFICIAL POSITION AND PURSUANT TO SPECULATIVE INTERESTS

An employee, etc. may not conduct a personal trading and sale of shares, bonds, etc. based on special information (including suggestive information) learned in the course of his/her duties by use of his/her official position in the line of duty, or solely for the purpose of pursuing speculative profits.

Trading for the purpose of pursuing speculative profits: The practice of buying and selling many times in a short period of time may also be regarded as trading for the purpose of speculation. In past cases pointed out by the Japan Securities Dealers Association, about two hundred trades in two years were pointed out as trading for the purpose of speculation. Short-term trading (Mizuho shares: Within 6 months, Other than Mizuho shares: Within 3 months) of the same stock is prohibited by the procedures. The law also prohibits transactions that could result in large losses, such as commodity futures trading, FX trading, and bitcoin (virtual currency) trading, as they fall under the category of speculative trading.

SUBSECTION 3	PROHIBITION OF MARGIN TRANSACTIONS, TRANSACTIONS OF SECURITIES-RELATED DERIVATIVES, AND SPECIFIED OVER-THE-COUNTER DERIVATIVES TRANSACTIONS

Employees, etc. shall not conduct margin transactions, securities-related derivatives transactions or specified over-the-counter derivatives transactions on their own account.

Section 4 Restrictions on Transactions of Mizuho Shares, etc.

SUBSECTION 1	EMPLOYEES, ETC. PROHIBITED FROM PERSONAL TRADING OF MIZUHO SHARES, ETC.

(1)

Since the following employees, etc. are in a position to possibly obtain insider information pertaining to Mizuho shares, etc. in relation to their business, in principle they must not engage in personal trading (see Section 2, SUBSECTION 4 of this Chapter) of Mizuho shares, etc. (see Section 2, SUBSECTION 6) (Note).

A,	Executive Director, General Manager or employees, etc. who belong to a designated department (See Section 2, SUBSECTION 7 and Section 8, Item 1 (1) of this Chapter)

B,	Executive Director or General Manager within one year of transfer or retirement (including those who were General Managers in another entity)

C,

Employees, etc. who belonged to a designated department at the time of transfer or retirement and who have been transferred or retired for one year or less (including those transferred from another entity)

(2)

The procedure set forth in SUBSECTION 2 of this Section shall be followed when the employees above change the number of units of the member shareholding association. (See Section 2, SUBSECTION 4, 2. (2)).

(3)	In the case of personal trading of Mizuho shares, etc. for compelling reasons, the following procedures shall be followed.

(Note)	The transaction restriction shall not apply to the purchase of corporate bond certificates (excluding corporate bonds with share options) issued by unlisted companies.

SUBSECTION 2	CHANGES IN NUMBER OF UNITS OF THE MEMBER SHAREHOLDING ASSOCIATION

(1)

When an Executive Director, a General Manager or an employee, etc. who belongs to a designated department (an employee, etc. falling under Section 1 (1) A of this Section) makes a change in the number of units of the member shareholding association, an application shall be made to the General Manager of the department to which the employee belongs (In the case where the Executive Director or the General Manager changes the number of units of the member shareholding association, the Officer in charge of the department and the term “employees, etc.” shall be deemed to be replaced with “Executive Director” or “General Manager.”) in advance by the following procedure. This restriction also applies to Executive Directors and General Managers within one year after the transfer and employees, etc. who belonged to a designated department at the time of the transfer within one year after the transfer.

A,

Employees, etc. shall prepare a “written application and pledge concerning the member shareholding association” (Form 1. Hereinafter the application form for the member shareholding association.), attach it to an e-mail, and send it to the General Manager of the department (or the Officer in charge of the department).

(Note)

Only for employees, etc. who do not have an e-mail address, print out the application form for the member shareholding association and submit it to the General Manager of the department to which they belong (or the Officer in charge of the department.)

B,

The General Manager of the department (or the Officer in charge of the department) who has received the application confirms that his/her department has not acquired insider information concerning Mizuho Financial Group, Inc., affixes an electronic seal to the application form for the member shareholding association, attaches it to an e-mail, adds the Information Control Team, the Wholesale Compliance Office (insider.comp@mizuho-bk.co.jp), Compliance Department to cc, and replies to the employee, etc. to the effect that approval has been completed. The file is stored in the General Manager’s folder.

File name: “Application for the Member Shareholding Association (xxxx (Name of Member, etc.)) Storage until yyyy/mm/dd”

(Note)When

a printed application for the member shareholding association is used, the General Manager of the department (or the Officer in charge of the department) who receives the application confirms that the department has not obtained insider information concerning Mizuho Financial Group, Inc., seals the application for the member shareholding association, and returns a copy thereof to the relevant employee, etc. The General Manager (or the Officer in charge of the department) converts the application into a PDF file and sends it by e-mail to the Information Control Team (insider.comp@mizuho-bk.co.jp), the Wholesale Compliance Office, Compliance Department. The original application for the member shareholding association shall be stored in a special file kept by the General Manager of the department.

C,

If insider information concerning Mizuho Financial Group, Inc. exists in the department, the General Manager (or the Officer in charge of the department) instructs the employee, etc. not to apply for a change in the number of units.

(2)

It is prohibited for the employees, etc.to make an offer to change the number prior to receiving notification from the General Manager (or the Officer in charge of the department) of the completion of approval in B. above.

(3)

The expiration date of a written application for the member shareholding association shall be 10 business days including the date of application. If the employee, etc. wishes to apply for the change after the application expires, he/she shall again send the application form for the member shareholding association to the General Manager of the department to which he/she belongs (or the Officer in charge of the department).

(4)

If the department obtains new insider information concerning the Mizuho financial Group, Inc. within the validity period of the application for the member shareholding association, the General Manager (or the Officer in charge of the department) shall immediately contact the employee, etc. and instruct him/her not to apply for a change in the number of units.

(5)

If the General Manager (or the Officer in charge of the department) is away on vacation or business trip, the Compliance Manager in charge of Legal Compliance Management may receive and approve the application for the member shareholding associations and report it to the Compliance Department on its behalf.

(6)	The General Manager of the department shall retain the written applications for the member shareholding association for three years after the expiration of the valid period.

(7)

The General Manager or the Compliance Manager of each department shall check appropriateness of procedures that the employees, etc. who belong to the designated department have taken for changes in the number of units for the member shareholding association.

SUBSECTION 3	EMPLOYEES, ETC WHO DO NOT FALL UNDER THE CATEGORY OF “EMPLOYEES, ETC. PROHIBITED FROM PERSONAL TRADING OF MIZUHO SHARES, ETC.”

(1)

In principle, it is prohibited to conduct a short-term trading (Note 2) of Mizuho shares, etc. (see Section 2, SUBSECTION 6) (Note 1). In principle, it is also prohibited to sell the shares after he/she withdrew them from the member shareholding association and to buy shares up to one trading unit when he/she leaves the member shareholding association (whether by voluntary withdrawal or automatic withdrawal due to loss of membership).

(2)	In the case of a short-term trading of Mizuho shares, etc. for compelling reasons, the following procedures shall be followed.

(3)

The procedures set forth in Section 6 below shall be followed with regard to the personal trading of Mizuho shares, etc. other than a change in the number of units of the member shareholding association, which does not fall under short-term trading (including the case where the shares are sold on the market after withdrawal from the member shareholding association).

(4)	In the case of changing the number of units of the member shareholding association, these personal trading rules are not applied (no special application, etc. is required).

(Note 1)	The purchase of corporate bond certificates (excluding corporate bonds with share options) issued by an unlisted company shall not be subject to the transaction restriction.

(Note 2)	To sell Mizuho Shares, etc. within six months after purchasing them on its own behalf, or to purchase Mizuho Shares, etc. within six months after selling them on its own behalf.

Section 5 Restrictions on Transaction of Shares, Bonds, etc. Other than Mizuho Shares, etc.

1.

Employees, etc. (Note 1) belonging to the departments specified in Section 8, item 2 below must not, in principle, engage in personal trading (see Section 2, SUBSECTION 4 of this Chapter) of shares, bonds, etc. (Note 2) other than Mizuho shares, etc. (see Section 2, SUBSECTION 6 of this Chapter) because they are in a position to possibly obtain insider information pertaining to other companies in their business.

2.

In principle, an employee, etc. who belongs to a department other than the department specified in Section 8, item 2 below must not engage in a short-term trading (Note 3) of shares, bonds, etc. (Note 2) other than Mizuho shares, etc.

3.

Notwithstanding the provisions of 1. or 2. of this Section, if he/she conducts a personal trading or a short-term trading of shares or corporate bonds, etc. other than Mizuho shares, etc. for compelling reasons, he/she shall follow the procedures set forth in Section 6, 2 of this Chapter.

(Note 1)	Employees, etc. within one year after transferring or retiring from the relevant department are also subject to the transaction restriction.

(Note 2)	The purchase of corporate bond certificates (excluding corporate bonds with share options) issued by unlisted companies shall not be subject to the transaction restriction.

(Note 3)

To sell the shares, bonds, etc. other than Mizuho shares, etc. within three months after the purchase of them on its own behalf, or to purchase the shares, bonds, etc. other than Mizuho shares, etc. within three months after the sale of them on its own behalf.

Section 6 Personal Trading of Shares, Bonds, etc. by Employees, etc.

1.

When an employee, etc. carries out a personal trading of shares or bonds, etc., he/she shall apply to the General Manager of the department to which he/she belongs and obtain approval therefor in advance. (In the case of an Executive Director or a General Manager, an Officer in charge of the department approves. Hereinafter, the term “Employee, etc.” shall be deemed to be replaced with “Executive Director” or “General Manager”.)

2.

Even for transactions restricted by Sections 4 and 5, if there is a compelling reason and he/she obtains approval of the General Manager of the Department in advance, he/she may exceptionally conduct a personal trading of shares, bonds, etc. subject to transaction restrictions. (In the case of an Executive Director or a General Manager, an Officer in charge of the department approves. Hereinafter, the term “Employee, etc.” shall be deemed to be replaced with “Executive Director” or “General Manager”.)

A compelling reason is the purpose of gaining cash to cover medical expenses, home purchase expenses, ceremonial and funeral expenses, educational expenses, etc. through the sale of shares, bonds, etc. It should be noted that reasons such as investment and asset management are not compelling in the purchase of shares, bonds, etc.

3.

The application and approval referred to in 1 or 2 above shall be subject to the following: However, applications by temporary staff employees may be made orally, and applications are not required for retired employees, etc.

(1)

An Employee, etc. shall prepare an “Application for Sale and Pledge of Shares, Bonds, etc.” (Form 2. below is the application form), attach it to an e-mail, and send it to the General Manager of the department to which they belong (or the Officer in charge of the department).

(Note)Only

for employees, etc. who do not have an e-mail address, print the “Application for Sale and Pledge of Shares, Bonds, etc. (Form 2)” and submit it to the General Manager of the department to which they belong (or the Officer in charge of the department).

(2)

The General Manager of the department (or the Officer in charge of the department) who received the application shall confirm that the department has not obtained insider information about the company described in the application form, that the application does not fall under the prohibitions set forth in Section 3, that the compelling reason is appropriate in the case of 2 above, and other inspection items described in the application form, and attach the electronic seal to the application form to an e-mail, and send the Information Control Team, the Wholesale Compliance Office, Compliance Department to cc. (insider.comp@mizuho-bk.co.jp) and notify the employee, etc. of the completion of approval.

The file is stored in the folder of the General Manager of the department.

File name: “Application for personal Trading (0000 (Name of Member, etc.)) Storage until yyyy/mm/dd”

(Note)When

a printed application form is used, the General Manager (or the Officer in charge of the department) who receives the application confirms that the department has not obtained insider information concerning the company described in the application form, that it does not fall under the prohibitions set forth in Section 3, that the compelling reason is appropriate in the case of 2. above, and other inspection items described in the application form, and after stamping the application form, returns a copy to the relevant employee, etc. The General Manager (or the Officer in charge of the department) converts the application into a PDF file and sends it by e-mail to the Information Control Team (insider.comp@mizuho-bk.co.jp), the Wholesale Compliance Office, Compliance Department. The original application shall be kept in a special folder kept by the General Manager of the department.

(3)

Not obtaining insider information shall be confirmed by using AITOS[1]. If insider information concerning the company described in the application form exists in the department, the General Manager of the department (or the Officer in charge of the department) shall instruct the employee, etc. not to carry out the personal trading.

4.

Employees, etc. must not engage in personal trading prior to receiving the notification of completion of approval set forth in 3(2) above from the General Manager (or the Officer in charge of the department).

5.

The expiration date of a written application shall be 10 business days including the date of application. If the employee, etc. wishes to conduct a personal trading after the application expires, he/she shall again send an application form to the General Manager of the department to which he/she belongs (or the Officer in charge of the department).

6.

If the department obtains new insider information concerning the company described in the application within the validity period of the application, the General Manager (or the Officer in charge of the department) shall immediately contact the employee, etc. and instruct him/her not to conduct a personal trading.

7.

If the General Manager (or the Officer in charge of the department) is away on vacation or business trip, the Compliance Manager in charge of Legal Compliance Management may receive and approve the application and report it to the Compliance Department on its behalf.

8.	The General Manager of the department shall retain the written applications for three years after the expiration of the valid period.

[1]	Anti-Insider Trading Operation System, by which our company comprehensively manages the insider information that it holds and the insiders thereof.

9.

The General Manager or the Compliance Manager of each department shall check appropriateness of exceptional procedures that the employees, etc. have taken for personal trading of restricted share, bonds, etc.

Section 7 Rules for Personal Trading of Concurrent Employees

1.

In the case where a person who concurrently holds positions with Mizuho Bank, Mizuho Trust & Banking, Mizuho Securities, etc. conduct a personal trading of shares, bonds, etc., this procedure and the procedures of said entity with which the person concurrently holds positions shall be followed regardless of the entity to which he/she mainly belongs.

2.

A person who concurrently holds multiple positions in our company is subject to the rules of personal trading of the principal and concurrent positions. However, a Compliance Manager in each department, who also holds a position with Compliance Department, is not subject to personal trading rules of Compliance Department.

3.

As a general rule, a person who holds a concurrent position with other departments of other entities or in our company is required to file an application form for each department to which they belong. However, if the departments to which the application is to be filed satisfy both of the following conditions A and B, the application may be filed in a single form (“simultaneous application”). For more details, refer to the example of entries on the form.

A,	Same approver

B,	that the trading restriction categories set forth in Section 8 are the same;

Since Mizuho Financial Group, Mizuho Bank, and Mizuho Trust & Banking have the same application form for personal trading, when a person who holds a concurrent position files an application at the same time, the form specified by the principal place of affiliation should be used.

Section 8 List of Restricted Departments under “Rules for Personal Trading of Shares, etc. by Employees, etc.”

[Omitted]